RSM

December 6, 2016

RSM US LLP

411 East Wisconsin Avenue, Suite 1600
Milwaukee, WI 53202

O +1 414 298 2800
F +1 414 298 2810

www.rsmus.com

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Westbury Bancorp, Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 6, 2016 and we agree with such statements concerning our firm.

RSM US LLP